Exhibit 99.1

JER INVESTORS TRUST INC. ANNOUNCES ONE DAY EXTENSION OF TRADING ON NYSE TO FACILITATE MOVE TO OTC MARKET

McLean, Va., March 30, 2009: JER Investors Trust Inc. (NYSE: JRT) (the “Company”) today announced that, on March 27, 2009, the NYSE issued a press release stating that trading in the common stock of the Company would be extended through the close on Tuesday, March 31, 2009 and be suspended prior to the market opening on Wednesday, April 1, 2009. The NYSE had previously announced on March 25, 2009 that trading would be suspended prior to the opening on Tuesday, March 31, 2009. The NYSE extension will facilitate the Company’s transition to the OTC Bulletin Board. Effective April 1, 2009, the trading of the Company’s common stock will occur in the over-the-counter market.

*    *    *    *    *    *

About the JER Investors Trust Inc.

JER Investors Trust Inc. is a specialty finance company that invests in commercial real estate structured finance products. The Company’s target investments primarily include commercial mortgage backed securities, whole commercial mortgage loans, mezzanine loans and net leased real estate assets. The Company is organized and conducts its operations so as to qualify as a REIT for federal income tax purposes. For more information regarding the Company, please visit http://www.jer.com.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, changes in the real estate and capital markets, our liquidity, our ability to source and fund new investments, the effect of trading on an over-the-counter market and other risks detailed from time to time in the Company’s SEC reports. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward- looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACT:

J. Michael McGillis

Chief Financial Officer

JER Investors Trust Inc.

(703) 714-8000